INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 33-75564, 33-75566, 33-75568, 33-75572, 33-75574, 33-67822, and 33-67824 dated
February 1, 1995; Nos. 33-92430, 33-92428, 33-92432, and 33-92426 dated May 17,
1995; Nos. 33-92862 and 33-92860 dated May 30, 1995; Nos. 33-92858 dated June 1,
1995; Nos. 333-12941, 33-12875, and 33-12939 dated September 27, 1996; and No.
333-17179 dated December 3, 1996 of Borg-Warner Automotive, Inc. on Form S-8 of our report, incorporated by reference in the Annual Report on Form 10-K of Borg-Warner Automotive, Inc. for the year ended December 31, 1996.



DELOITTE & TOUCH LLP
Chicago, Illinois

March 21, 1997